SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:	July 21, 2003

(Date of earliest event reported)

TERAYON COMMUNICATION SYSTEMS, INC

(Exact name of Registrant as specified in its charter)

Delaware	000-24647	77-0328533

(State or other jurisdiction	(Commission	(I.R.S. employer
of incorporation)	file number)	identification no.)

4988 Great America Parkway, Santa Clara, CA 95054

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:	(408) 235-5500

Item 9. Regulation FD Disclosure.
Item 7. Exhibits.
SIGNATURES
INDEX OF EXHIBITS
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4

Item 9. Regulation FD Disclosure.

     On July 21, 2003, Terayon Communication Systems, Inc. (Company) issued a press release announcing that the Company had been selected as the primary supplier of cable modems for the Arizona cable television systems of Cox Communications.

     On July 21, 2003, the Company issued a press release announcing the conference call scheduled for July 30, 2003 to release the financial results for the quarter ended June 30, 2003.

     On July 23, 2003, the Company issued a press release announcing that Mark Slaven, the Chief Financial Officer of 3Com Corporation, had joined the Company’s Board of Directors.

     On July 24, 2003, the Company issued a press release announcing that its TJ715x cable modem was certified as meeting the DOCSIS 2.0 specification by CableLabs.

Item 7. Exhibits.

99.1	Press Release, dated as of July 21, 2003, entitled Terayon Selected as Primary Cable Modem Supplier for Cox Communications’ Arizona Cable Systems.

99.2	Press Release, dated as of July 21, 2003, entitled Terayon to Announce Second Quarter 2003 Financial Results on July 30.

99.3	Press Release, dated as of July 23, 2003, entitled Terayon Appoints Mark Slaven, CFO of 3Com Corporation, to its Board of Directors.

99.4	Press Release, dates as of July 24, 2003, entitled Terayon Cable Modem Earns DOCSIS® 2.0 Certification in CableLabs® Latest DOCSIS Certification Wave.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Terayon Communication Systems, Inc.

	By:	/s/ Zaki Rakib

Zaki Rakib Chief Executive Officer

Date: July 28, 2003

INDEX OF EXHIBITS

99.1	Press Release, dated as of July 21, 2003, entitled Terayon Selected as Primary Cable Modem Supplier for Cox Communications’ Arizona Cable Systems.

99.2	Press Release, dated as of July 21, 2003, entitled Terayon to Announce Second Quarter 2003 Financial Results on July 30.

99.3	Press Release, dated as of July 23, 2003, entitled Terayon Appoints Mark Slaven, CFO of 3Com Corporation, to its Board of Directors.

99.4	Press Release, dates as of July 24, 2003, entitled Terayon Cable Modem Earns DOCSIS® 2.0 Certification in CableLabs® Latest DOCSIS Certification Wave.